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                                                                EXHIBIT 4(b)(2)

                             SECOND AMENDMENT TO
                   SHAREHOLDER PROTECTION RIGHTS AGREEMENT



        This Second Amendment to Shareholder Protection Rights Agreement is made and entered into effective November 8, 1996, by and between GENTEX CORPORATION (the "Company"), and AMERICAN STOCK TRANSFER AND TRUST COMPANY (the "Rights Agent").


                                 WITNESSETH:

        WHEREAS, the Company currently has outstanding 34,696,853 shares of its common stock; and

        WHEREAS, the aforementioned shares of common stock are subject to a certain Shareholder Protection Rights Agreement effective August 26, 1991, between the Company and the Rights Agent; and

        WHEREAS, by virtue of a previous amendment to the aforementioned Rights Agreement and a subsequent stock dividend, the Exercise Price pursuant to the Rights Agreement is currently at $32.50.

        NOW, THEREFORE, pursuant to Section 5.4 of the aformentioned Rights Agreement, the Company and the Rights Agent hereby amend and restate Section 1.7 of the Rights Agreement to read as follows:

                1.7 "Exercise Price" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $54.00."

        Except for the amendment to Section 1.7 set forth above, the aforementioned Shareholder Protection Rights Agreement shall continue in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed effective as of the date specified above.


                                        GENTEX CORPORATION

                                        By           /s/ Enoch Jen
                                                -----------------------------

                                                Its    VP FINANCE
                                                     ------------------------

                                        AMERICAN STOCK TRANSFER AND
                                        TRUST COMPANY

                                        By           /s/ Herbert J. Lemmer
                                                -----------------------------

                                                Its  Vice President
                                                   ----------------------

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